Exhibit 99.1

Editorial Contacts

Hani Durzy, HP

+1 650 857 7489

corpmediarelations@hp.com

Mylene Mangalindan, HP

+1 650 236-0005

corpmediarelations@hp.com

Gina Tyler, HP

+1 650 857 7582

corpmediarelations@hp.com

HP Investor Relations

+1 650 857 2246

investor.relations@hp.com

HP Media Hotline

+1 866 266 7272

pr@hp.com

www.hp.com/go/newsroom

Hewlett-Packard Company

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Palo Alto, CA 94304

www.hp.com

NEWS RELEASE

HP CEO Mark Hurd Resigns;

CFO Cathie Lesjak Appointed Interim CEO;

HP Announces Preliminary Results and Raises Full-year Outlook
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PALO ALTO, Calif., Aug. 6, 2010 – HP today announced that Chairman, Chief Executive Officer and President Mark Hurd has decided with the Board of Directors, to resign his positions effective immediately.

The Board has appointed CFO Cathie Lesjak, 51, as CEO on an interim basis.  These changes are effective immediately. Lesjak is a 24 year veteran of the company who has served as HP’s CFO and as a member of the company’s Executive Council since January 2007. She oversees all company financial matters and will retain her CFO responsibilities during the interim period.

Mr. Hurd’s decision was made following an investigation by outside legal counsel and the General Counsel’s office, overseen by the Board, of the facts and circumstances surrounding a claim of sexual harassment against Hurd and HP by a former contractor to HP.  The investigation determined that there was no violation of HP’s sexual harassment policy, but did find violations of HP’s Standards of Business Conduct.

A Search Committee of the Board of Directors has been created, consisting of Marc L. Andreessen, Lawrence T. Babbio, Jr., John H. Hammergren, and Joel Z. Hyatt, which will oversee the process for the identification and selection of a new CEO and Board Chair.  HP’s lead independent director, Robert Ryan, will continue in that position.

Mr. Hurd said: “As the investigation progressed, I realized there were instances in which I did not live up to the standards and principles of trust, respect and integrity that I have espoused at HP and which have guided me throughout my career. After a number of discussions with members of the board, I will move aside and the board will search for new leadership. This is a painful decision for me to make after five years at HP, but I believe it would be difficult for me to continue as an effective leader at HP and I believe this is the only decision the board and I could make at this time. I want to stress that this in no way reflects on the operating performance or financial integrity of HP.”

“The corporation is exceptionally well positioned strategically,“ Hurd continued.   HP has an extremely talented executive team supported by a dedicated and customer focused work force.  I expect that the company will continue to be successful in the future.”

Robert Ryan, lead independent director of the Board, said: “The board deliberated extensively on this matter. It recognizes the considerable value that Mark has contributed to HP over the past five years in establishing us as a leader in the industry. He has worked tirelessly to improve the value of HP and we greatly appreciate his efforts and he is leaving this company in the hands of a very talented team of executives. This departure was not related in any way to the company’s operational performance or financial condition, both of which remain strong. The board recognizes that this change in leadership is abrupt news for everyone associated with HP, but we have strong leaders driving our businesses, and strong teams of employees driving performance.”

“The scale, global reach, broad portfolio, financial strength and, very importantly, the depth and talent of the HP team are sustainable advantages that uniquely position the company for the future,” said Lesjak.  “I accept the position of interim CEO with the clear goal to move the company forward in executing HP’s strategy for profitable growth.  We have strong market momentum and our ability to execute is irrefutable as demonstrated by our Q3 preliminary results.”

Lesjak has taken herself out of consideration as the permanent CEO but will serve as interim CEO until the selection process is complete. Candidates from both inside and outside the company will be considered.  The selection of a new chairman will occur in conjunction with the CEO decision.

The company does not expect to make any additional structural changes or executive leadership changes in the near future.

HP Announces Preliminary Third Quarter Results; Raises Full-Year Outlook for Revenue and non-GAAP EPS

HP is announcing preliminary results for the third fiscal quarter 2010, with revenue of approximately $30.7 billion up 11% compared with the prior year period.

In the third quarter, preliminary GAAP diluted earnings per share (EPS) were approximately $0.75 and non-GAAP diluted EPS were approximately $1.08.  GAAP and non-GAAP EPS were negatively impacted by $0.02 pertaining to one-time charges relating to the previously announced U.S. Department of Justice settlement. non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.33 per share, related primarily to restructuring, amortization of purchased intangible assets and acquisition-related charges.

For the fourth fiscal quarter of 2010, HP estimates revenue of approximately $32.5 billion to $32.7 billion, GAAP diluted EPS in the range of $1.03 to $1.05 and non-GAAP diluted EPS in the range of $1.25 to $1.27. Non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.22 per share, related primarily to restructuring, amortization of purchased intangible assets and acquisition-related charges.

For the full year, HP now expects revenue in the range of $125.3 billion to $125.5 billion.  FY10 GAAP diluted EPS is expected to be in the range of

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$3.62 to $3.64 and non-GAAP diluted EPS in the ranged of $4.49 to $4.51. FY10 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.87 per share, related primarily to restructuring, amortization of purchased intangibles and acquisition-related charges.

HP plans to release its final results for the third fiscal quarter on Thursday, Aug. 19, 2010, with a conference call at 6 p.m. ET/3 p.m. PT to provide additional details.

HP to Hold Media and Financial Analyst Calls Today

This afternoon HP will conduct audio webcasts for the media and financial analysts to discuss today’s announcement.

Conference call and audio webcast for the media: 4:15 p.m. ET / 1:15 p.m. PT. Members of the press can dial in at +1 866 713 8567 or +1 617 597 5326, participant code 29494237.  It is recommended that attendees dial in 15 minutes early to avoid registration delays.

Audio webcast for financial analysts and stockholders: 4:45 p.m. ET / 1:45 p.m. PT. Access the live audio webcast at www.hp.com/investor/IRbriefing.

About HP

HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information

To supplement HP’s historical and forecasted financial results presented on a GAAP basis, HP provides non-GAAP diluted earnings per share. Non-GAAP diluted earnings per share is defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets or acquisition-related charges recorded during the relevant period. In addition, non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses non-GAAP diluted earnings per share for purposes of evaluating and forecasting HP’s financial performance. HP believes that providing non-GAAP diluted earnings per share to investors in addition to the related GAAP measure provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. Non-GAAP diluted earnings per share may have limitations as an analytical tool, and this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for diluted earnings per share prepared in accordance with GAAP.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize

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or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, currency exchange rates, the impact of acquisitions or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of cost reduction programs and restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by HP and its suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010. HP assumes no obligation and does not intend to update these forward-looking statements.

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© 2010 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice.

The only warranties for HP products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP shall not be liable for technical or editorial errors or omissions contained herein.

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